As filed with the Securities and Exchange Commission on December 28, 2020

Registration No.  333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Lordstown Motors Corp.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	83-2533239 (I.R.S. Employer Identification No.)

2300 Hallock Young Road
Lordstown, Ohio 44481
(234) 285-4001
(Address of Principal Executive Offices)

Lordstown Motors Corp. 2020 Equity Incentive Plan
Lordstown EV Corporation (f/k/a Lordstown Motors Corp.) 2019 Incentive Compensation Plan
(Full title of the plan)

Thomas V. Canepa
Lordstown Motors Corp.
2300 Hallock Young Road
Lordstown, Ohio 44481
(Name and address of agent for service)

(234) 285-4001
(Telephone number, including area code, of agent for service)

Copies to:
Janet A. Spreen, Esq.
John J. Harrington, Esq.
Baker & Hostetler LLP
127 Public Square, Suite 2000
Cleveland, Ohio 44114
Tel: (216) 621-0200
Fax: (216) 696-0740

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 under the Securities Exchange Act of 1934:

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered(1)		Proposed maximum offering price per share		Proposed Maximum Aggregate offering price	Amount of registration fee
Class A common stock, $0.0001 par value
2019 Incentive Compensation Plan	5,373,359	(2)	$1.79	(3)	$9,618,313	$1,049.36
2020 Equity Incentive Plan	13,000,000	(4)	$18.83	(5)	$244,790,000	$26,706.59
TOTALS	18,373,359				$254,408,313	$27,755.95

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminable number of additional shares of Class A common stock that may become issuable pursuant to the anti-dilution provisions of the plans.

(2)	Represents shares of Class A common stock reserved for issuance upon the exercise of options previously granted by Lordstown EV Corporation (f/k/a Lordstown Motors Corp.) under its 2019 Incentive Compensation Plan, as assumed by the Registrant.

(3)	The registration fee for the shares of Class A common stock to be issued pursuant to outstanding options was calculated pursuant to Rule 457(h) under the Securities Act, based upon the exercise price per share at which the options may be exercised.

(4)	Represents shares of Class A common stock reserved for future issuance pursuant to awards that may be granted under the Registrant’s 2020 Equity Incentive Plan.

(5)	Estimated solely for purposes of calculating the registration fee. Pursuant to Rule 457(h) of the Securities Act, the proposed maximum offering price per share is based on the average high and low prices of Class A common stock as reported on the NASDAQ Global Select Market on December 21, 2020.

EXPLANATORY NOTE

This Registration Statement contains a “reoffer prospectus” prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). This reoffer prospectus may be used for reoffers and resales on a continuous or delayed basis of certain shares of Class A common stock of Lordstown Motors Corp. (“us”, “we” or the “Registrant”) that may be acquired by certain of our executive officers and directors, each of whom may be deemed to be an “affiliate” of the Registrant as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), upon the exercise of options previously granted by Lordstown EV Corporation (f/k/a Lordstown Motors Corp.) under its 2019 Incentive Compensation Plan, as assumed by the Registrant. Such shares may constitute “control securities” within the meaning of the Securities Act. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold under the reoffer prospectus by each selling stockholder and any other person with whom he or she is acting in concert for the purpose of selling the Registrant’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act. The inclusion of such shares herein does not necessarily represent a present intention to sell any or all such shares of Class A common stock.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

I-1

REOFFER PROSPECTUS

Lordstown Motors Corp.

Up to 3,918,697 Shares of Class A Common Stock

______________

This prospectus relates to up to an aggregate of 3,918,697 shares of our Class A common stock, $0.0001 par value per share (“Class A common stock”), which may be offered from time to time by certain of our executive officers and directors (the “Selling Stockholders”), each of whom may deemed to be our “affiliate”, as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). The Selling Stockholders may acquire the shares of Class A common stock upon the exercise of options previously granted by Lordstown EV Corporation (f/k/a Lordstown Motors Corp.) under its 2019 Incentive Compensation Plan, as assumed by the Company. We will not receive any of the proceeds from the sale of shares of Class A common stock by the Selling Stockholders made hereunder.

The Selling Stockholders may sell the shares covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell the securities in the section entitled “Plan of Distribution.” The amount of securities to be offered or resold under this reoffer prospectus by each Selling Stockholder or other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three month period, the amount specified in Rule 144(e) under the Securities Act. The inclusion of such shares herein does not necessarily represent a present intention to sell any or all such shares of Class A common stock.

Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “RIDE.” On December 24, 2020, the closing price of our Class A common stock was $ 21.74.

We are an “emerging growth company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements.

See the section entitled “Risk Factors” beginning on page 8 of this prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 28, 2020.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Stockholders have authorized anyone to provide you with different information. Neither we nor the Selling Stockholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

ABOUT THIS PROSPECTUS

Neither we nor the Selling Stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement and incorporated by reference herein and therein. Neither we nor the Selling Stockholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part, together with the additional information incorporated by reference as described in “Information Incorporated by Reference.” Information contained in any prospectus supplement or post-effective amendment, or in any document incorporated by reference after the date hereof, may add information to, or update or change information contained in or incorporated by reference into, this prospectus.

On October 23, 2020 (the “Closing Date”), DiamondPeak Holdings Corp., our predecessor company (“DiamondPeak”), consummated the previously announced merger pursuant to the Agreement and Plan of Merger, dated as of August 1, 2020 (the “Business Combination Agreement”), by and among DiamondPeak, DPL Merger Sub Corp. (“Merger Sub”) and Lordstown Motors Corp. (“Legacy Lordstown” and now known as Lordstown EV Corporation), pursuant to which Merger Sub merged with and into Legacy Lordstown, with Legacy Lordstown surviving the merger as a wholly-owned subsidiary of DiamondPeak (the “Merger” and, together with the other transactions contemplated by the Business Combination Agreement, the “Business Combination”). On the Closing Date, and in connection with the closing of the Business Combination (the “Closing”), DiamondPeak changed its name to Lordstown Motors Corp.

Unless the context indicates otherwise, references in this prospectus to the “Company,” “Lordstown,” “we,” “us,” “our” and similar terms refer to Lordstown Motors Corp. (f/k/a DiamondPeak Holdings Corp.) and its consolidated subsidiaries (including Legacy Lordstown). References to “DiamondPeak” refer to our predecessor company prior to the consummation of the Business Combination.

This prospectus contains our registered and unregistered trademarks and service marks, as well as trademarks and service marks of third parties. Solely for convenience, these trademarks and service marks are referenced without the ®, ™ or similar symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and service marks. All brand names, trademarks and service marks appearing in this prospectus are the property of their respective holders.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains and incorporates by reference statements that are forward-looking and as such are not historical facts. This includes, without limitation, statements regarding the financial position, capital structure, dividends, indebtedness, business strategy and plans and objectives of management for future operations. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “target,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in and incorporated by reference into this prospectus are based on our expectations and beliefs at the time the statements are made concerning future developments and their potential effects on us, as well as assumptions made by and information currently available to, our management. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Factors that may cause such differences include, but are not limited to:

•	our ability to execute our business model, including market acceptance of our planned products;

•	risks related to our limited operating history, the rollout of our business and the timing of expected business milestones, including our ability to complete the engineering of the Endurance and retooling of our facility, to establish appropriate supplier relationships and to start production of the Endurance, on time and on budget;

•	the certainty and volume of our pre-orders, including our ability to identify potential new customers and pre-orders, our ability to convert pre-orders into binding orders and the ability of our customers to cancel or delay their pre-orders;

•	risks relating to the uncertainty of our projected financial information, including the conversion of pre-orders into binding orders;

•	our future capital requirements and sources and uses of cash;

•	our ability to obtain funding for our operations and manage costs;

•	our ability to attract and retain key personnel;

•	our business, expansion plans and opportunities;

•	the effects on our future business of competition, the pace and depth of electric vehicle adoption generally and our ability to achieve planned competitive advantages with respect to our product, including with respect to reliability, safety and efficiency;

•	our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

•	changes in laws, regulatory requirements, governmental incentives and fuel and energy prices;

•	the impact of health epidemics, including the COVID-19 pandemic, on our business, the other risks we face and the actions we may take in response thereto;

•	litigation, regulatory proceedings, complaints, product liability claims and/or adverse publicity;

•	the possibility that we may be adversely affected by other economic, business and/or competitive factors; and

•	other risks and uncertainties described in this prospectus, including those under the section entitled “Risk Factors,” and that may be set forth in any applicable prospectus supplement including under any similar caption.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The forward-looking statements contained in and incorporated by reference into this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us and speak only as of the date such statements are made. Except as required under the federal securities laws and rules and regulations of the SEC, we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained or incorporated by reference herein, or to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You should however, review additional disclosures we make in any accompanying prospectus supplement and our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC from time to time, which are or will be available via the SEC’s website at www.sec.gov.

THE COMPANY

This summary highlights selected information appearing elsewhere in this prospectus and in the documents incorporated by reference herein. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus carefully, including the information set forth under the heading “Risk Factors” and in the documents incorporated by reference herein, together with any accompanying prospectus supplement.

Lordstown Motors Corp.

We are an automotive company founded for the purpose of developing and manufacturing light duty electric trucks targeted for sale to fleet customers. Located in Lordstown, Ohio, our facility spans 6.2 million square feet and is in a near-production-ready state (the “Lordstown Complex”). Since inception, we have been developing our flagship vehicle, the Endurance, an electric full-size pickup truck. We have built an operational prototype and publicly introduced the Endurance in June 2020 and expect to complete the production of additional engineering and pre-production vehicles during the remainder of 2020 and early 2021. These vehicles will be used to test, validate and finalize the engineering and certifications before full-scale production begins. We are targeting commencement of commercial production of the Endurance and initial sales in the second half of 2021.

Background

Our company was originally known as DiamondPeak Holdings Corp. On October 23, 2020, DiamondPeak consummated the Business Combination with Legacy Lordstown pursuant to the Business Combination Agreement, dated as of August 1, 2020, among DiamondPeak, Merger Sub and Legacy Lordstown. In connection with the Closing of the Business Combination, DiamondPeak changed its name to Lordstown Motors Corp. The Business Combination has been accounted for as a reverse recapitalization in accordance with U.S. generally accepted accounting principles (“GAAP”). Under this method of accounting, DiamondPeak was treated as the “acquired” company for financial reporting purposes. Operations prior to the Business Combination are those of Legacy Lordstown and the historical financial statements of Legacy Lordstown became the historical financial statements of the combined company, upon the consummation of the Business Combination.

Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “RIDE.”

On December 16, 2020, we issued a redemption notice (“Redemption Notice”) with respect to the approximately 9.33 million public warrants that were issued as part of the units sold in DiamondPeak’s initial public offering. The Redemption Notice does not apply to the private placement warrants issued in connection with DiamondPeak’s initial public offering. Holders of our public warrants have until January 15, 2021 (the “Redemption Date”) to exercise their warrants by paying the exercise price of $11.50 per share in cash. Public warrants not exercised by the Redemption Date will be void and no longer exercisable, and will be redeemed by us for a price of $0.01 per warrant. If all of those warrants are exercised prior to the Redemption Date (inclusive of exercises prior to the date of the Redemption Notice), we will receive cash proceeds of approximately $107.3 million.

Corporate Information

The mailing address of our principal executive office is 2300 Hallock Young Road, Lordstown, Ohio 44481. Our telephone number is (234) 285-4001. Our website address is www.lordstownmotors.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (a) following March 4, 2024, the fifth anniversary of the Initial Public Offering, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A common stock that is held by non-affiliates exceeds $700.0 million as measured on the last business day of our most recently completed second fiscal quarter, or (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We expect to remain an emerging growth company at least through the end of the 2020 fiscal year. References herein to “emerging growth company” shall have the meaning associated with such term as used in the JOBS Act.

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth herein or in any accompanying prospectus supplement and in the documents incorporated by reference herein and therein. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus or any prospectus supplement and the documents incorporated by reference herein and therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become known or material and adversely affect our business.

Summary Risk Factor

Investing in our Class A common stock involves a high degree of risk because our business is subject to numerous risks and uncertainties, as fully described below. The principal factors and uncertainties that make investing in our Class A common stock risky include, among others:

•	our ability to execute our business model, including market acceptance of our planned products;

•	risks related to our limited operating history, the rollout of our business and the timing of expected business milestones, including our ability to complete the engineering of the Endurance and retooling of our facility, to establish appropriate supplier relationships and to start production of the Endurance, on time and on budget;

•	the certainty and volume of our pre-orders, including our ability to identify potential new customers and pre-orders, our ability to convert pre-orders into binding orders and the ability of our customers to cancel or delay their pre-orders;

•	risks relating to the uncertainty of our projected financial information, including the conversion of pre-orders into binding orders;

•	our future capital requirements and sources and uses of cash;

•	our ability to obtain funding for our operations and manage costs;

•	our ability to attract and retain key personnel;

•	our business, expansion plans and opportunities;

•	the effects on our future business of competition, the pace and depth of electric vehicle adoption generally and our ability to achieve planned and future competitive advantages with respect to our product, including with respect to reliability, safety and efficiency;

•	our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

•	changes in laws, regulatory requirements, governmental incentives and fuel and energy prices;

•	the impact of health epidemics, including the COVID-19 pandemic, on our business, the other risks we face and the actions we may take in response thereto;

•	litigation, regulatory proceedings, complaints, product liability claims and/or adverse publicity;

•	the possibility that we may be adversely affected by other economic, business and/or competitive factors; and

•	sales of a substantial number of shares of our securities in the public market, which could cause the market price of our Class A common stock to drop significantly, even if our business is doing well.

Risks Related to Our Business Operations and Industry

Our limited operating history makes it difficult for us to evaluate our future business prospects.

We are a company with an extremely limited operating history, and have generated no revenue to date. As we attempt to transition from research and development activities to commercial production and sales, it is difficult, if not impossible, to forecast our future results, and we have limited insight into trends that may emerge and affect our business. The estimated costs and timelines that we have developed to reach full scale commercial production are subject to inherent risks and uncertainties involved in the transition from a start-up company focused on research and development activities to the large-scale manufacture and sale of vehicles. There can be no assurance that our estimates related to the costs and timing necessary to complete the design and engineering of the Endurance and to retool the Lordstown Complex will prove accurate. These are complex processes that may be subject to delays, cost overruns and other unforeseen issues. In addition, we have engaged in limited marketing activities to date, so even if we are able to bring the Endurance to market on time and on budget, there can be no assurance that fleet customers will embrace our product in significant numbers. Market conditions, many of which are outside of our control and subject to change, including general economic conditions, the availability and terms of financing, the impacts and ongoing uncertainties created by the COVID-19 pandemic, fuel and energy prices, regulatory requirements and incentives, competition and the pace and extent of vehicle electrification generally, will impact demand for the Endurance and ultimately our success.

Since our inception, we have experienced losses and expect to incur additional losses in the future.

Since inception, we have incurred, and we expect in the future while we grow to incur, losses and negative cash flow, either or both of which may be significant. The working capital funding necessary to start a new electric vehicle manufacturing company is significant, and other companies have tried and failed over the last several years with billions of dollars of investment capital. While we expect to benefit from our management’s experience, the technology we have licensed and developed to date and the advantages offered by the Lordstown Complex, we do not expect to be profitable in the near term as we invest in our business, build capacity and ramp up operations, and we cannot assure you that we will ever achieve or be able to maintain profitability in the future. Failure to become profitable may materially and adversely affect the value of your investment. If we are ever to achieve profitability, it will be dependent upon the successful development and commercial introduction and acceptance of electric pickup trucks such as the Endurance, which may not occur.

In addition, as a result of Legacy Lordstown’s history of losses and anticipated continuing losses, as well as of the limited financing Legacy Lordstown had received prior to the Business Combination, Legacy Lordstown’s independent auditor’s opinion with respect to the financial statements as of, and for the period ended, December 31, 2019, included a going concern qualification noting substantial doubt about our ability to continue as a going concern. Our financial statements contained elsewhere in this prospectus and any accompanying prospectus supplement do not include any adjustments that might result from the outcome of our inability to continue as a going concern. While we believe the proceeds of the Business Combination, together with the sale of an aggregate of $500 million of Class A common stock in a private placement in connection with the Closing of the Business Combination (the “PIPE Investment” and, together with the Business Combination, the “Transactions”), provide sufficient funds to alleviate this doubt, additional funding may be required in the future for a variety of reasons. There can be no assurance that such financing would be available to us on favorable terms or at all. If we were not able to continue as a going concern, or if there were continued doubt about our ability to do so, the value of your investment would be materially and adversely affected.

We are subject to risks related to health epidemics and pandemics, including the ongoing COVID-19 pandemic, which could adversely affect our business and operating results.

We face various risks related to public health issues, including epidemics, pandemics and other outbreaks, including the ongoing COVID-19 pandemic. The effects and potential effects of COVID-19, including, but not limited to, its impact on general economic conditions, trade and financing markets, changes in customer behavior and continuity in business operations, creates significant uncertainty. The spread of COVID-19 has also disrupted the manufacturing, delivery and overall supply chain of vehicle manufacturers and suppliers, and has led to a global decrease in vehicle sales in markets around the world. In particular, the COVID-19 crisis may cause a decrease in demand for our vehicles if fleet operators delay purchases of vehicles or if fuel prices for internal combustion engine vehicles remain low, or may cause an increase in costs resulting from our efforts to mitigate the effects of COVID-19, delays in our schedule to full commercial production of the Endurance and disruptions to our supply chain, among other negative effects.

The pandemic has resulted in government authorities implementing many measures to contain the spread of COVID-19, including travel bans and restrictions, quarantines, shelter-in-place and stay-at-home orders and business shutdowns. These measures may be in place for a significant period of time and may be reinstituted if conditions deteriorate, which could adversely affect our start-up and manufacturing plans. Measures that have been relaxed may be reimplemented if COVID-19 continues to spread. If, as a result of these measures, we have to limit the number of employees and contractors at the Lordstown Complex at a given time, it could cause a delay in retooling efforts or in the production schedule of the Endurance. Further, our sales and marketing activities may be adversely affected due to the cancellation or reduction of in-person sales activities, meetings, events and conferences. If our workforce is unable to work effectively, including due to illness, quarantines, government actions or other restrictions in connection with COVID-19, our operations will be adversely affected. Our planned operations at a single facility, the Lordstown Complex, concentrate these risks.

The extent to which the COVID-19 pandemic may continue to affect our business will depend on continued developments, which are uncertain and cannot be predicted. Even after the COVID-19 pandemic has subsided, we may continue to suffer an adverse effect to our business due to the global economic effect of COVID-19, including any economic recession. If the immediate or prolonged effects of the COVID-19 pandemic have a significant adverse impact on government finances, it would create uncertainty as to the continuing availability of incentives related to electric vehicle purchases and other governmental support programs.

We expect to require continued capital investment.

The design, manufacture and sale of vehicles is a capital-intensive business. Although we anticipate that the funding from the Transactions will provide sufficient capital to fund the completion of the Endurance and the retooling of the Lordstown Complex necessary to commence commercial production, our business plan to design, produce, sell and service commercial electric pickup trucks, including the Endurance, is expected to require continued capital investment to fund operations, to continue research and development and to improve infrastructure. Unlike established OEMs that have greater financial resources than we do, there can be no assurance that we will have access to the capital we need on favorable terms when required or at all. If we cannot raise additional funds when we need them, our financial condition and business could be materially adversely affected.

Failure to successfully retool the Lordstown Complex to support commercial production of electric vehicles could adversely affect our business and results of operations.

While we believe the Lordstown Complex provides significant competitive advantages, retooling and modifying the Lordstown Complex for production of electric vehicles is complicated and presents significant challenges. The size of the Lordstown Complex is massive, spanning over 6.2 million square feet, and many areas need to be retooled and modified. The stamping, body shop, paint and final assembly areas need to be converted from manufacturing traditional internal combustion engine vehicles to manufacturing electric vehicles. We also have started construction of our production facilities to create lines to assemble battery packs and manufacture hub motors. As with any large-scale capital project, it could be subject to delays, cost overruns or other complications. These risks could be exacerbated because we are attempting to modify a complex, originally designed to build traditional internal combustion engine vehicles, to support the emerging technologies behind electric vehicles. In order to commence commercial production at the Lordstown Complex, we will also need to hire and train a significant number of employees and integrate a yet-to-be-fully-developed supply chain. A failure to commence commercial production at the Lordstown Complex on schedule would lead to additional costs and would delay our ability to generate meaningful revenues. In addition, it could diminish the “first mover” advantage we aim to attain, prevent us from gaining the confidence of potential customers and open the door to increased competition. All of the foregoing could hinder our ability to successfully launch and grow our business and achieve a competitive position in the market.

We will rely on complex machinery for our operations and production involves a significant degree of risk and uncertainty in terms of operational performance and costs.

We will rely heavily on complex machinery for our operations and our production will involve a significant degree of uncertainty and risk in terms of operational performance and costs. Our manufacturing plant will consist of large-scale machinery combining many components. The manufacturing plant components are likely to suffer unexpected malfunctions from time to time and will depend on repairs and spare parts to resume operations, which may not be available when needed. Unexpected malfunctions of the manufacturing plant components may significantly affect the intended operational efficiency of the Lordstown Complex. Operational performance and costs can be difficult to predict and are often influenced by factors outside of our control, such as, but not limited to, scarcity of natural resources, environmental hazards and remediation, costs associated with decommissioning of machines, labor disputes and strikes, difficulty or delays in obtaining governmental permits, damages or defects in electronic systems, industrial accidents, pandemics, fire, seismic activity and natural disasters. Should operational risks materialize, it may result in the personal injury to or death of workers, the loss of production equipment, damage to manufacturing facilities, monetary losses, delays and unanticipated fluctuations in production, environmental damage, administrative fines, increased insurance costs and potential legal liabilities, all which could have a material adverse effect on our business, results of operations, cash flows, financial condition or prospects.

The intellectual property license agreement we have with Workhorse Group is not exclusive to us.

We entered into an intellectual property license agreement with Workhorse Group, Inc. (“Workhorse Group”) to use certain technologies and intellectual property that had been developed for Workhorse Group’s W-15 electric pickup truck and patents directed toward vehicle chassis assembly, vehicle header and drive module and telematics, as well as related trade secrets know-how in the design and development of the Endurance. If a competitor licenses Workhorse Group’s technology and enters the market, we could face competitive pressures that could adversely impact our business.

With our vehicle still under development, we do not have any current customers or any pending orders and there is no assurance nonbinding pre-orders will be converted into binding orders or sales.

Our business model is focused on building relationships with large fleet customers. To date, we have engaged in limited marketing activities and we have no binding contracts with customers. The non-binding pre-orders that we have signed did not require customer deposits and may not be converted into binding orders or sales. Until the time that the Endurance’s design and development is complete and the Endurance is commercially available for purchase, and until we are able to scale up our marketing function to support sales, there will be uncertainty as to customer demand for the Endurance. The potentially long wait from the time a pre-order is made until the time the Endurance is delivered, and any delays beyond expected wait times, could also impact user decisions on whether to ultimately make a purchase. Even if we are able to obtain binding orders, customers may limit their volume of purchases initially as they assess our vehicles and whether to make a broader transition to electric vehicles. This may be a long process and will depend on the safety, reliability, efficiency and quality of our vehicles, as well as the support and service that we offer. It will also depend on factors outside of our control, such as general market conditions and broader trends in fleet management and vehicle electrification, that could impact customer buying decisions. As a result, there is significant uncertainty regarding demand for our products and the pace and levels of growth that we will be able to achieve.

Our future growth depends upon our ability to maintain relationships with our existing suppliers and source suppliers for our critical components, and to complete building out our supply chain, while effectively managing the risks due to such relationships.

Our success will be dependent upon our ability to enter into supplier agreements and maintain our relationships with suppliers who are critical and necessary to the output and production of our vehicles. We also rely on a small group of suppliers to provide us with the components for our vehicles. The supply agreements we have or may enter into with key suppliers in the future may have provisions where such agreements can be terminated in various circumstances, including potentially without cause. If these suppliers become unable to provide, or experience delays in providing, components, or if the supply agreements we have in place are terminated, it may be difficult to find replacement components. Changes in business conditions, pandemics, governmental changes and other factors beyond our control or that we do not presently anticipate could affect our ability to receive components from our suppliers.

Further, we have not secured supply agreements for all of our components. We may be at a disadvantage in negotiating supply agreements for the production of our vehicles due to our limited operating history. In addition, there is the possibility that finalizing the supply agreements for the parts and components of our vehicles will cause significant disruption to our operations, or such supply agreements could be at costs that make it difficult for us to operate profitably.

If we do not enter into long-term supply agreements with guaranteed pricing for our parts or components, we may be exposed to fluctuations in prices of components, materials and equipment. Agreements for the purchase of battery cells contain or are likely to contain pricing provisions that are subject to adjustment based on changes in market prices of key commodities. Substantial increases in the prices for such components, materials and equipment would increase our operating costs and could reduce our margins if we cannot recoup the increased costs. Any attempts to increase the announced or expected prices of our vehicles in response to increased costs could be viewed negatively by our potential customers and could adversely affect our business, prospects, financial condition or operating results.

We may experience delays in realizing our projected timelines and cost and volume targets for the production, launch and ramp up of the Endurance and the retooling of the Lordstown Complex, which could harm our business, prospects, financial condition and operating results.

Our future business depends in large part on our ability to execute on our plans to develop, manufacture, market and sell or lease the Endurance. Any delay in the financing, design, manufacture and launch of Endurance, or in the retooling of the Lordstown Complex, could materially damage our brand, business, prospects, financial condition and operating results. Vehicle manufacturers often experience delays in the design, manufacture and commercial release of new products. To the extent we experience delays in the retooling of the Lordstown Complex or delays in the launch of the Endurance, our growth prospects could be adversely affected. In addition, it could diminish the “first mover” advantage we aim to attain, prevent us from gaining the confidence of potential customers and open the door to increased competition. Furthermore, we rely on third-party suppliers for the provision and development of many of the key components and materials used in our vehicles. To the extent our suppliers experience any delays in providing us with or developing necessary components, whether due to COVID-19 or other reasons, we could experience delays in meeting our projected timelines.

Further, we have no experience to date in high volume manufacturing of our vehicles. Even if we are successful in developing our high volume manufacturing capability and processes and in reliably sourcing our component supply, we cannot assure that we will be able to do so in a manner that avoids significant delays and cost overruns, including as a result of factors beyond our control such as problems with suppliers and vendors, or in time to meet our vehicle commercialization schedules or in satisfaction of the requirements of customers.

We will initially depend on revenue generated from a single model and in the foreseeable future will be significantly dependent on a limited number of models.

We will initially depend on revenue generated from a single vehicle model and in the foreseeable future will be significantly dependent on a single or limited number of models. Historically, automobile customers have come to expect a variety of vehicle models offered in a manufacturer’s fleet and new and improved vehicle models to be introduced frequently. Given that for the foreseeable future our business will depend on a single or limited number of models, to the extent a particular model is not well-received by the market, our sales volume, business, prospects, financial condition and operating results could be materially and adversely affected.

If we fail to scale our business operations or otherwise manage future growth effectively as we attempt to rapidly grow our company, we may not be able to produce, market, service and sell or lease our vehicles successfully.

Any failure to manage our growth effectively could materially and adversely affect our business, prospects, operating results or financial condition. We plan to commence limited commercial production of the Endurance at the Lordstown Complex in the second half of 2021 and are targeting significant growth thereafter. Our future operating results depend to a large extent on our ability to manage our expansion and growth successfully. However, we have no experience to date in high volume manufacturing of our vehicles. We cannot assure that we will be able to develop efficient, automated, low-cost manufacturing capabilities and processes, and reliable sources of component supply, that will enable us to meet the quality, price, engineering, design and production standards, as well as the production volumes, required to successfully market our vehicles. Any failure to develop such manufacturing processes and capabilities within our projected costs and timelines could stunt our future growth and impair our ability to produce, market, service and sell or lease our vehicles successfully.

We may not be able to accurately estimate the supply and demand for our vehicles, which could result in a variety of inefficiencies in our business and hinder our ability to generate revenue. If we fail to accurately predict our manufacturing requirements, we could incur additional costs or experience delays.

It is difficult to predict our future revenues and appropriately budget for our expenses, and we may have limited insight into trends that may emerge and affect our business. We will be required to provide forecasts of our demand to our suppliers several months prior to the scheduled delivery of products to our prospective customers. Currently, there is no historical basis for making judgments on the demand for our vehicles or our ability to develop, manufacture and deliver vehicles, or on our profitability in the future. If we overestimate our requirements, our suppliers may have excess inventory, which indirectly would increase our costs. If we underestimate our requirements, our suppliers may have inadequate inventory, which could interrupt manufacturing of our products and result in delays in shipments and revenues. In addition, lead times for materials and components that our suppliers order may vary significantly and depend on factors such as the specific supplier, contract terms and demand for each component at a given time. If we fail to order sufficient quantities of product components in a timely manner, the delivery of vehicles to our customers could be delayed, which would harm our business, financial condition and operating results.

Our future growth is dependent upon the willingness of operators of commercial vehicle fleets to adopt electric vehicles and upon our ability to produce, sell and service vehicles that meet their needs. If the market for commercial electric vehicles does not develop as we expect, or if it develops slower than we expect, our business, prospects, financial condition and operating results will be adversely affected.

Our growth is dependent upon the adoption of electric vehicles by operators of commercial vehicle fleets and on our ability to produce, sell and service vehicles that meet their needs. The entry of commercial electric pickup trucks and vehicles into the medium-duty commercial vehicle market is a relatively new development, particularly in the United States, and is characterized by rapidly changing technologies and evolving government regulation, industry standards and customer views of the merits of using electric vehicles in their businesses. This process has been slow to date. As part of our sales efforts, we must educate fleet managers as to the economical savings during the life of the vehicle and the lower “total cost of ownership” of our vehicles. As such, we believe that operators of commercial vehicle fleets will consider many factors when deciding whether to purchase our commercial electric vehicles (or commercial electric vehicles generally) or vehicles powered by internal combustion engines, particularly diesel-fueled or natural gas-fueled vehicles. We believe these factors include:

•	the difference between the initial purchase prices of commercial electric vehicles and comparable vehicles powered by internal combustion engines, both including and excluding the effect of government and other subsidies and incentives designed to promote the purchase of electric vehicles;

•	the total cost of ownership of the vehicle over its expected life, which includes the initial purchase price and ongoing operating and maintenance costs;

•	the availability and terms of financing options for purchases of vehicles and, for commercial electric vehicles, financing options for battery systems;

•	the availability of tax and other governmental incentives to purchase and operate electric vehicles and future regulations requiring increased use of nonpolluting vehicles;

•	government regulations and economic incentives promoting fuel efficiency and alternate forms of energy;

•	fuel prices, including volatility in the cost of diesel or a prolonged period of low gasoline and natural gas costs that could decrease incentives to transition to electric vehicles;

•	the cost and availability of other alternatives to diesel-fueled vehicles, such as vehicles powered by natural gas;

•	corporate sustainability initiatives;

•	commercial electric vehicle quality, performance and safety (particularly with respect to lithium-ion battery packs);

•	the quality and availability of service for the vehicle, including the availability of replacement parts;

•	the limited range over which commercial electric vehicles may be driven on a single battery charge;

•	access to charging stations and related infrastructure costs, and standardization of electric vehicle charging systems;

•	electric grid capacity and reliability; and

•	macroeconomic factors.

If, in weighing these factors, operators of commercial vehicle fleets determine that there is not a compelling business justification for purchasing commercial electric vehicles, particularly those that we will produce and sell, then the market for commercial electric vehicles may not develop as we expect or may develop more slowly than we expect, which would adversely affect our business, prospects, financial condition and operating results.

In addition, any reduction, elimination or selective application of tax and other governmental incentives and subsidies because of policy changes, the reduced need for such subsidies and incentives due to the perceived success of the electric vehicle, fiscal tightening or other reasons may result in the diminished competitiveness of the electric vehicle industry generally or our electric vehicles in particular, which would adversely affect our business, prospects, financial condition and operating results. Further, we cannot assure that the current governmental incentives and subsidies available for purchasers of electric vehicles will remain available.

If we are unable to address the service requirements of our future customers or if there is inadequate access to charging stations, our business will be materially and adversely affected.

Demand for the Endurance will depend in part on the availability of service providers and charging infrastructure. Servicing electric vehicles is different than servicing internal combustion engine or hybrid vehicles and requires specialized skills, including high voltage training and servicing techniques. As the Endurance is not in production yet, we do not have experience servicing the Endurance. The Endurance also will require the use of charging stations to recharge its batteries. While the prevalence of charging stations has been increasing, charging station locations are significantly less widespread than gas stations. We plan to partner with third-party service providers to maintain and repair the Endurance, and with third-party electric vehicle station providers to offer installation of charging stations to our customers. Some potential customers may choose not to purchase the Endurance because of the lack of a more widespread service network or charging infrastructure. If we are unable to satisfactorily service our future customers or provide seamless access to charging infrastructure, our ability to generate customer loyalty, grow our business and sell Endurance could be impaired.

We may be unable to adequately control the costs or maintain adequate supply of components associated with our operations.

We may be unable to adequately control the costs associated with our operations. We expect to incur significant costs related to procuring raw materials required to manufacture and assemble our vehicles. The prices for these raw materials fluctuate depending on factors beyond our control. Our business also depends on the continued supply of battery cells for our vehicles. We are exposed to multiple risks relating to availability and pricing of quality lithium-ion battery cells.

Furthermore, currency fluctuations, tariffs or shortages in petroleum or other raw materials and other economic or political conditions may result in significant increases in freight charges and raw material costs.

Substantial increases in the prices for our raw materials or components would increase our operating costs, and could reduce our margins. In addition, a growth in popularity of electric vehicles without a significant expansion in battery cell production capacity could result in shortages, which would result in increased costs in raw materials to us or impact our prospects.

We depend upon key personnel and will need to hire and train additional personnel.

Our success depends on the continuing services of key employees. We believe the depth and quality of the experience of our management team in the automotive and electric vehicle markets is a key to our ability to be successful. The loss of any of these individuals could have a material and adverse effect on our business operations. Additionally, the success of our operations will largely depend upon our ability to successfully attract and maintain competent and qualified key management personnel. As with any company with limited resources, there can be no guarantee that we will be able to attract such individuals or that the presence of such individuals will necessarily translate into our profitability. Because we operate in a newly emerging industry, there may also be limited personnel available with relevant business experience and such individuals may be subject to non-competition and other agreements that restrict their ability to work for us. The challenge will be exacerbated for us as we attempt to transition from start-up to full-scale commercial vehicle manufacturing and sales in a very short period of time under the unforeseeable business conditions which continue to evolve as a result of the impact of COVID-19. Our inability to attract and retain key personnel may materially and adversely affect our business operations. Any failure by our management to effectively anticipate, implement and manage the changes required to sustain our growth would have a material adverse effect on our business, financial condition and results of operations.

We will also need to hire and train a significant number of hourly employees to engage in full-scale commercial manufacturing operations. This needs to be accomplished in a very short period of time in order for us to commence commercial production and sales in the second half of 2021 as targeted. There are various risks and challenges associated with hiring, training and managing a large workforce, and these risks and challenges will be exacerbated by the short period of time in which we intend to scale up our hourly workforce. Although the area surrounding the Lordstown Complex is home to a highly trained workforce with experience working in the Lordstown Complex and manufacturing vehicles, this workforce does not have experience with electric vehicle manufacturing and many jobs will require significant training. Furthermore, in the event employees hired by us seek to join or form a labor union, we could be subject to risks as we engage in and attempt to finalize negotiations with any such union, including potential work slowdowns or stoppages, delays and increased costs. If we are unsuccessful in hiring and training a workforce in a timely and cost-effective manner, our business, financial condition and results of operations could be adversely affected.

We are highly dependent on the services of Stephen S. Burns, our Chairman of the Board and Chief Executive Officer.

We are highly dependent on the services of Stephen S. Burns, our Chairman of the Board and Chief Executive Officer, and our largest stockholder. Mr. Burns is the founder of Legacy Lordstown and a significant influence on and driver of our business plan. If Mr. Burns were to discontinue his service to us due to death, disability or any other reason, we would be significantly disadvantaged.

We face intense competition and associated risks, including that we may not be the first to market with an electric pickup truck. Many of our competitors have significantly greater financial or other resources, longer operating histories and greater name recognition than we do and one or more of these competitors could use their greater resources and/or name recognition to gain market share at our expense or could make it very difficult for us to establish significant market share.

We face intense competition in our industry, which we may be unable to manage, including the risk that we may not be the first to market with an electric pickup truck. Established OEMs and new entrants to the industry have announced their intent to compete in the electric pickup truck market. In addition, established OEMs currently offer alternative fuel and hybrid medium-duty pickup trucks to the commercial fleet market. In the electric medium-duty pickup truck market in the United States, at least initially, we believe we will compete with few other manufacturers and will have fairly limited competition in the commercial fleet electric pickup truck category. However, if fleet operators begin transitioning to electric vehicles on a mass scale, which will be necessary for us to be successful, we expect that more competitors will enter the market and competition will become intense. Certain potential competitors, for example, have more significant financial resources, established market positions, long-standing relationships with customers and dealers who have more resources available to develop new products and introduce them into the marketplace than are currently available to us. As a result, our competitors may be able to compete more aggressively and sustain that competition over a longer period of time than we may be able to. This expected competition places significant pressure on our ability to achieve our goals of completing the development of the Endurance, retooling of the Lordstown Complex and commencing commercial production and sales in the near term. If we are unable to do this successfully and leverage a “first mover” advantage to build strong customer relationships, we may not be able to compete successfully. This intense competitive environment may require us to make changes to our products, pricing, licensing, services, distribution or marketing to develop a market position, any of which could have an adverse effect on our financial condition, results of operations or prospects.

We may not succeed in establishing, maintaining and strengthening our brand, which would materially and adversely affect customer acceptance of our vehicles and components and our business, revenues and prospects.

Our business and prospects heavily depend on our ability to develop, maintain and strengthen our brand. If we are not able to establish, maintain and strengthen our brand, we may lose the opportunity to build a critical mass of customers. Our ability to develop, maintain and strengthen our brand will depend heavily on the success of our marketing efforts. The automobile industry is intensely competitive, and we may not be successful in building, maintaining and strengthening our brand. Our current and potential competitors, particularly automobile manufacturers headquartered in the United States, Japan, the European Union and China, have greater name recognition, broader customer relationships and substantially greater marketing resources than we do. If we do not develop and maintain a strong brand, our business, prospects, financial condition and operating results will be materially and adversely impacted.

Our electric vehicles will compete for market share with vehicles powered by other vehicle technologies that may prove to be more attractive than our vehicle technologies.

Our target market currently is serviced by manufacturers with existing customers and suppliers using proven and widely accepted fuel technologies. Additionally, our competitors are working on developing technologies that may be introduced in our target market. If any of these alternative technology vehicles can provide lower fuel costs, greater efficiencies, greater reliability or otherwise benefit from other factors resulting in an overall lower total cost of ownership, this may negatively affect the commercial success of our vehicles or make our vehicles uncompetitive or obsolete.

We may be unable to keep up with changes in electric vehicle technology as new entrants and existing, larger manufacturers enter the electric vehicle space.

The Endurance is being designed for use with, and is dependent upon, existing electric vehicle technology. As new companies and larger, existing vehicle manufacturers enter the electric vehicle space, we may lose any technological advantage we may have had in the marketplace and suffer a decline in our position in the market. As technologies change, we plan to upgrade or adapt our products to continue to provide products with the latest technology. However, our products may become obsolete or our research and development efforts may not be sufficient to adapt to changes in or to create the necessary technology to effectively compete. As a result, our potential inability to adapt to and develop the necessary technology may harm our competitive position.

If our vehicles fail to perform as expected, our ability to develop, market and sell or lease our electric vehicles could be harmed.

If our vehicles were to contain defects in design and/or manufacture that cause them not to perform as expected or that require repair, our ability to develop, market and sell or lease our vehicles could be harmed. For example, the operation of our vehicles is highly dependent on software that will require modification and updates over time. Software products are inherently complex and often contain defects and errors when first introduced. We currently have a limited frame of reference by which to evaluate the long-term quality, reliability and performance characteristics of our trucks, battery packs and other products. There can be no assurance that we will be able to detect and repair any defects in our products before commencing the sale of our vehicles. Any product defects or any other failure of our vehicles to perform as expected could harm our reputation and result in adverse publicity, lost revenue, delivery delays, product recalls, product liability claims or significant warranty and other expenses, and could have a material adverse impact on our business, financial condition, operating results and prospects. As a new entrant to the industry attempting to build customer relationships and earn trust, these effects could be particularly significant to us.

We will not have a third-party retail product distribution network.

Third-party dealer networks are the traditional method of vehicle sales distribution. Because we plan to sell directly to commercial fleet managers, we will not have a traditional dealer product distribution network. Our building an in-house sales and marketing function may be expensive and time consuming. If the lack of a traditional dealer product distribution network results in lost opportunities to generate sales, it could limit our ability to grow. If our use of an in-house sales and marketing team is not effective, our results of operations and financial conditions could be adversely affected.

If we are unable to establish and maintain confidence in our long-term business prospects among commercial fleet operators, analysts and others within our industry, then our financial condition, operating results and business prospects may suffer materially.

Commercial fleet operators may be less likely to purchase our products now if they are not convinced that our business will succeed or that our operations will continue for many years. Similarly, suppliers and other third parties will be less likely to invest time and resources in developing business relationships with us if they are not convinced that our business will succeed. Accordingly, to build, maintain and grow our business, we must maintain confidence among commercial fleet operators, suppliers, analysts and other parties with respect to our liquidity and long-term business prospects. Maintaining such confidence may be particularly complicated by certain factors, such as our limited operating history, others’ unfamiliarity with our products, competition and uncertainty regarding the future of electric vehicles. Many of these factors are largely outside our control, and any negative perceptions about our long-term business prospects, even if exaggerated or unfounded, would likely harm our business and make it more difficult to raise additional capital in the future.

There are complex software and technology systems that need to be developed in coordination with vendors and suppliers in order to reach production for our electric vehicles, and there can be no assurance such systems will be successfully developed.

Our vehicles will use a substantial amount of third-party and in-house software codes and complex hardware to operate. The development of such advanced technologies are inherently complex, and we will need to coordinate with our vendors and suppliers in order to reach production for our electric vehicles. Defects and errors may be revealed over time and our control over the performance of third-party services and systems may be limited. Thus, our potential inability to develop the necessary software and technology systems may harm our competitive position.

We are relying on third-party suppliers to develop a number of emerging technologies for use in our products, including lithium-ion battery technology. These technologies are not today, and may not ever be, commercially viable. There can be no assurances that our suppliers will be able to meet the technological requirements, production timing and volume requirements to support our business plan. In addition, the technology may not comply with the cost, performance useful life and warranty characteristics we anticipate in our business plan. As a result, our business plan could be significantly impacted and we may incur significant liabilities under warranty claims which could adversely affect our business, prospects and results of operations.

Our success may be dependent on our development and protection of intellectual property rights.

We rely on confidentiality and trade secret protections to protect our proprietary technology. All new developments by us will be owned by us. Our success will, in part, depend on our ability to obtain patents and trademarks and protect our trade secrets and proprietary technology. We are currently maintaining our engineering under confidentiality agreements and other agreements to preserve our trade secrets and other proprietary technology. We have filed several trademark applications with the United States Patent and Trademark Office but have not received any federal registrations of any applications as of the date of filing of this prospectus. Although we have entered into confidentiality agreements with our employees, consultants and contractors, our agreements may not adequately protect our intellectual property, particularly with respect to conflicts of ownership relating to work product generated by our employees, consultants and contractors, and we cannot be certain that others will not gain access to our trade secrets and other proprietary technology. See our disclosure under the heading “Legal Proceedings” in our most recent Quarterly Report on Form 10-Q and other filings with the SEC that are incorporated herein by reference. Others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets.

Risks Relating to Regulation and Claims

Product liability or other claims could have a material adverse effect on our business.

The risk of product liability claims, product recalls and associated adverse publicity is inherent in the manufacturing, marketing and sale of all vehicles, including electric vehicles. Although we have liability insurance policies in place, that insurance may be inadequate to cover all potential product claims. Any product recall or lawsuit seeking significant monetary damages either in excess of our coverage, or outside of our coverage, may have a material adverse effect on our business and financial condition. We may not be able to secure additional liability insurance coverage on acceptable terms or at reasonable costs when needed or at all. A successful product liability claim against us could require us to pay a substantial monetary award. Moreover, a product recall could generate substantial negative publicity about our products and business and inhibit or prevent commercialization of other future product candidates. We cannot provide assurance that such claims and/or recalls will not be made in the future.

The acquisition of the Lordstown Complex required us to accept all environmental responsibility for the real property.

The Asset Transfer Agreement between us and GM (the “Asset Transfer Agreement”), pursuant to which we acquired the Lordstown Complex, required us to accept the condition of the real property in “as is  —  where is” condition, including accepting all environmental conditions. The Lordstown Complex and all of its facilities and real property present environmental risk, both known and unknown. Prior to entering into the Asset Transfer Agreement, GM completed an investigation and remediation project pursuant to an Administrative Order on Consent (AOC) under the U.S. Environmental Protection Agency’s (the “EPA”) Resource Conservation and Recovery Act (“RCRA”) Corrective Action Program. As part of the U.S. EPA’s approval of GM’s investigation and remediation project, GM placed an environmental covenant on the real property, which requires, among other things, (i) the maintenance of nominal financial assurance, (ii) the limitation of the real property to commercial/industrial use, (iii) the prohibition of groundwater for potable use, (iv) the implementation of a dust control plan and (v) and the maintenance of impermeable surfaces on certain areas of the real property. We assumed these responsibilities under the environmental covenant as a condition to the consummation of the transactions contemplated by the Asset Transfer Agreement. In addition, to further manage potential environmental risk, we have secured environmental liability insurance coverage as required under the Asset Transfer Agreement. Finally, to mitigate the risk associated with the Ohio EPA’s authority to require future remediation activities at the Lordstown Complex, related to historic environmental conditions, we have entered into an Administrative Order with the Ohio EPA wherein the Ohio EPA agreed to not pursue enforcement actions against us for historic environmental conditions at the Lordstown Complex site provided that we comply with the terms of the environmental covenant. Notwithstanding the efforts that we have taken to mitigate environmental risk, there is no assurance that claims, lawsuits, fines or penalties will not arise. Our assumption of environmental liabilities at the Lordstown Complex could expose us to potential costs and liabilities that could exceed or fall outside of our available insurance coverage and adversely impact our financial condition.

Regulatory requirements may have a negative effect upon our business.

All vehicles sold must comply with international, federal and state motor vehicle safety standards. In the United States, vehicles that meet or exceed all federally mandated safety standards are certified under the federal regulations. Rigorous testing and the use of approved materials and equipment are among the requirements for achieving federal certification. The Endurance will be subject to substantial regulation under federal, state and local laws and standards. These regulations include those promulgated by the U.S. EPA, the National Highway Traffic Safety Administration (“NHTSA”), the Pipeline and Hazardous Materials Safety Administration (“PHMSA”) and various state boards, and compliance certification is required for each new model year. These laws and standards are subject to change from time to time and we could become subject to additional regulations in the future. In addition, federal, state and local laws and industrial standards for electric vehicles are still developing. Compliance with these regulations could be challenging, burdensome, time consuming and expensive. If compliance results in delays or substantial expenses, our business could be adversely affected.

We may be exposed to liability for infringing upon other companies’ intellectual property rights.

Our success will, in part, depend on our ability to operate without infringing on others’ proprietary rights. Although we are starting with a new design and development and are relying on the licensed rights from Workhorse Group and Elaphe Propulsion Technologies Ltd., and while we are not aware of any patents and trademarks which would cause our products or their use to infringe the rights of any third parties, we cannot be certain that infringement has not or will not occur. We could incur substantial costs, in addition to a great amount of time lost, in defending any patent or trademark infringement suits or in asserting any patent or trademark rights in a suit with another party. See our disclosure under the heading “Legal Proceedings” in our most recent Quarterly Report on Form 10-Q and other filings with the SEC that are incorporated herein by reference.

Changes in laws or regulations, or a failure to comply with any laws and regulations, or any litigation that we may be subject to or involved in may adversely affect our business, investments and results of operations.

We are subject to laws, regulations and rules enacted by national, regional and local governments and the Nasdaq Global Select Market on which our securities are listed. In particular, we are required to comply with certain SEC, Nasdaq and other legal and regulatory requirements. Compliance with, and monitoring of, applicable laws, regulations and rules may be difficult, time consuming and costly. Those laws, regulations and rules and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws, regulations or rules, as interpreted and applied, could have a material adverse effect on our business and results of operations.

We are subject to lawsuits, administrative proceedings and claims that arise in the regular course of business. These matters may involve claims by customers, suppliers, vendors, contractors, competitors, government agencies, stockholders or other parties regarding our products, development and advertising, as well as contract disputes and intellectual property infringement matters, among other matters. We are also subject to employee claims against us based on, among other things, discrimination, harassment, wrongful termination, disability or violation of wage and labor laws. These claims may divert our financial and management resources that would otherwise be used to benefit our operations. The ongoing expense of any resulting lawsuits, and any substantial settlement payment or damage award against us, could adversely affect our business and results of operations. Significant legal fees and costs in complex class action litigation or an adverse judgment or settlement that is not insured or is in excess of insurance coverage could have a material adverse effect on our financial position and results of operations.

The Endurance will make use of lithium-ion battery cells, which, if not appropriately managed and controlled, have been observed to catch fire or vent smoke and flames. If such events occur in the Endurance, we could face liability for damage or injury, adverse publicity and a potential safety recall, any of which could adversely affect our business, prospects, financial condition and operating results.

The battery packs in the Endurance will use lithium-ion cells, which have been used for years in laptop computers and cell phones. On rare occasions, if not appropriately managed and controlled, lithium-ion cells can rapidly release the energy they contain by venting smoke and flames in a manner that can ignite nearby materials. We could face liability for damage or injury, adverse publicity and a potential safety recall, any of which could adversely affect our business, prospects, financial condition and operating results. To limit any losses associated with such event, we will carry commercial general liability, commercial automobile liability and umbrella insurance, which may not be adequate to ensure against all losses.

We may be exposed to delays, limitations and risks related to the environmental permits and other operating permits required to operate the Lordstown Complex.

Operation of an automobile manufacturing facility requires land use and environmental permits and other operating permits from federal, state and local government entities. While we have all permits necessary to carry out and perform our current plans and operations at the Lordstown Complex, we are in the process of applying for and securing the environmental, wastewater and land use permits necessary for the commercial operation of the Lordstown Complex. Delays, denials or restrictions on any of the applications for or assignment of the permits to operate the Lordstown Complex could adversely affect our ability to execute on our business plans and objectives.

We may face legal challenges in one or more states in our attempting to sell directly to customers that could adversely affect our costs.

Our business plan includes the direct sale of vehicles to commercial fleet operators, and potentially, to retail consumers. The laws governing licensing of dealers and sales of motor vehicles vary from state to state. Most states require a dealer license to sell new motor vehicles within the state, and many states prohibit manufacturers from being a licensed dealer and directly selling new motor vehicles to retail consumers. We anticipate that we can become a licensed dealer in certain states.

We may face legal challenges to this distribution model. For instance, in states where direct sales are not permitted, dealers and their lobbying organizations may complain to the government or regulatory agencies that we are acting in the capacity of a dealer without a license. In some states, regulators may restrict or prohibit us from directly providing warranty repair service, or from contracting with third parties who are not licensed dealers to provide warranty repair service. Because the laws vary from state to state, our distribution model must be carefully established and the sales and service process must be continually monitored for compliance with the various state requirements, which change from time to time. Regulatory compliance and likely challenges to the distribution model will add to the cost of our business.

We may be compelled to undertake product recalls or take other actions, which could adversely affect our business, prospects, operating results, reputation and financial condition.

Any product recall in the future may result in adverse publicity, damage our reputation and adversely affect our business, prospects, operating results and financial condition. In the future, we may, voluntarily or involuntarily, initiate a recall if any of our electric vehicles or components (including our battery cells) prove to be defective or noncompliant with applicable federal motor vehicle safety standards. Such recalls, whether caused by systems or components engineered or manufactured by us or our suppliers, would involve significant expense and diversion of management’s attention and other resources, which could adversely affect our brand image in our target market and our business, prospects, financial condition and operating results.

Insufficient warranty reserves to cover future warranty claims could adversely affect our business, prospects, financial condition and operating results.

Once our electric pickup trucks are in production, we will need to maintain warranty reserves to cover any warranty-related claims. If our warranty reserves are inadequate to cover such future warranty claims, our business, prospects, financial condition and operating results could be materially and adversely affected. We may become subject to significant and unexpected warranty expenses. There can be no assurances that then-existing warranty reserves will be sufficient to cover all claims.

We intend to collect and process certain information about our customers and will be subject to various privacy and data protection laws.

We intend to collect and process certain information about our customers, in accordance with applicable law and our own privacy policies. Any failure by us to comply with our privacy policy or any federal, state or international privacy, data protection or security laws or regulations could result in regulatory or litigation-related actions against us, legal liability, fines, damages and other costs. A failure by any of our vendors or business partners to comply with contractual or legal obligations regarding the protection of information about our customers could carry similar consequences. Should we become subject to additional privacy or data protection laws, we may need to undertake compliance efforts that could carry a large cost. Although we take steps to protect the security of our customers’ personal information, we may be required to expend significant resources to comply with data security incident notification requirements if a third party accesses or acquires the personal information of our customers without authorization or if we otherwise experience a data security incident or loss of customers’ personal information. A major breach of our network security and systems could have negative effects on our business and future prospects, including possible fines, penalties and damages, and could result in reduced demand for our vehicles and harm to our reputation and brand. Such a breach could also compromise or lead to a loss of protection of our intellectual property or trade secrets.

Interruption or failure of, or unauthorized access to, our or the Endurance’s information technology and communications systems could adversely affect our operating results and reputation.

We are currently developing information technology and communications systems to assist us in the management of our business. The production of our vehicles will require the development, maintenance and improvement of information technology and communications systems in the United States, which will include product data management, procurement, inventory management, production planning and execution, sales, service and logistics, financial, tax and regulatory compliance systems. The availability and effectiveness of operating our business will depend on these systems.

In addition, software, information technology and communications systems will be integral to the operation and functionality of the Endurance. The Endurance will be designed with built-in data connectivity to accept and install periodic remote updates to improve or update its functionality. Although these systems will be designed and tested for resiliency and security, they involve complex technologies and we cannot be certain they will be entirely free from vulnerabilities.

As a result, all of these systems may be vulnerable to damage or interruption from, among other things, data breaches, cyber-attacks, fire, natural disasters, power loss, telecommunications failures, computer viruses and other attempts to harm our systems or the operation of Endurance vehicles. We cannot be certain that these systems or their required functionality will be effectively and timely developed, implemented and maintained, and any disaster recovery planning cannot account for all eventualities. Any compromise of our proprietary information or of our systems or those of the Endurance could adversely affect our reputation and could result in lengthy interruptions to our ability to operate our business and our customers’ ability to operate the Endurance.

General Risk Factors

Our insurance strategy may not be adequate to protect us from all business risks.

In the ordinary course of business, we may be subject to losses resulting from products liability, accidents, acts of God and other claims against us, for which we may have no insurance coverage. While we currently carry commercial general liability, commercial automobile liability, excess liability, workers’ compensation, cyber security and directors’ and officers’ insurance policies, we may not maintain as much insurance coverage as other OEMs do, and in some cases, we may not maintain any at all. Additionally, the policies that we do have may include significant deductibles, and we cannot be certain that our insurance coverage will be sufficient to cover all future claims against us. A loss that is uninsured or exceeds policy limits may require us to pay substantial amounts, which could adversely affect our financial condition and operating results.

Our facility could be damaged or adversely affected as a result of disasters or other unpredictable events. Any prolonged disruption in the operations of our facility would adversely affect our business, prospects, financial condition and operating results.

We plan to engineer and assemble our electric vehicles at a single facility, the Lordstown Complex. Any prolonged disruption of operations at the Lordstown Complex, whether due to technical, information systems, communication networks, strikes, accidents, weather conditions or other natural disaster, the COVID-19 pandemic or otherwise, whether short- or long-term, would adversely affect our business, prospects, financial condition and operating results.

We are or may be subject to risks associated with strategic alliances or acquisitions.

We may from time to time consider entering into strategic alliances, including joint ventures, minority equity investments or other transactions with various third parties to further our business purpose. These alliances could subject us to a number of risks, including risks associated with sharing proprietary information, with non-performance by the third party and with increased expenses in establishing new strategic alliances, any of which may materially and adversely affect our business. We may have limited ability to monitor or control the actions of these third parties and, to the extent any of these strategic third parties suffers negative publicity or harm to its reputation from events relating to its business, we may also suffer negative publicity or harm to our reputation by virtue of our association with any such third party.

When appropriate opportunities arise, we may acquire additional assets, products, technologies or businesses that are complementary to our existing business. In addition to possible stockholder approval, we may need approvals and licenses from relevant government authorities for the acquisitions and to comply with any applicable laws and regulations, which could result in increased delay and costs, and may disrupt our business strategy if we fail to do so. Furthermore, acquisitions and the subsequent integration of new assets and businesses into our own require significant attention from our management and could result in a diversion of resources from our existing business, which in turn could have an adverse effect on our operations. Acquired assets or businesses may not generate the financial results we expect. Acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities, the occurrence of significant goodwill impairment charges, amortization expenses for other intangible assets and exposure to potential unknown liabilities of an acquired business. Moreover, the costs of identifying and consummating acquisitions may be significant.

We may need additional capital in the future, and it may not be available on acceptable terms, if at all.

We may need to access the debt and equity capital markets. However, these sources of financing may not be available on acceptable terms, or at all. Our ability to obtain additional financing will be subject to a number of factors, including market conditions, our operating performance, investor sentiment and our ability to incur additional debt in compliance with agreements governing our then-outstanding debt. These factors may make the timing, amount, terms or conditions of additional financings unattractive to us. If we raise additional funds by issuing equity, equity-linked or debt securities, those securities may have rights, references or privileges senior to the rights of our currently issued and outstanding equity or debt, and our existing stockholders may experience dilution. If we are unable to generate sufficient funds from operations or raise additional capital, our successful operation and growth could be impeded.

We will incur significant increased expenses and administrative burdens as a public company, which could have a material adverse effect on our business, financial condition and results of operations.

We face increased legal, accounting, administrative and other costs and expenses as a public company that Legacy Lordstown did not incur as a private company. The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, the Public Company Accounting Oversight Board and the securities exchanges impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase costs and make certain activities more time-consuming. A number of those requirements will require us to carry out activities that Legacy Lordstown had not done previously. For example, we created new board committees and adopted new internal controls and disclosure controls and procedures. In addition, additional expenses associated with SEC reporting requirements will be incurred. Furthermore, if any issues in complying with those requirements are identified (for example, if our auditors identify a material weakness or significant deficiency in the internal control over financial reporting), we could incur additional costs rectifying those issues, and the existence of those issues could adversely affect our reputation or investor perceptions of us. It is also more expensive to obtain directors’ and officers’ liability insurance. Risks associated with our status as a public company may make it more difficult to attract and retain qualified persons to serve on our board of directors or as executive officers. The additional reporting and other obligations imposed by these rules and regulations increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs will require us to divert a significant amount of money that could otherwise be used to expand our business and achieve strategic objectives. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase our costs.

Our management may not successfully or effectively manage our transition to a public company.

Our management team may not successfully or effectively manage our transition to a public company, which transition will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Its limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of management's time may be devoted to these activities which will result in less time being devoted to our management and growth. We may not have adequate personnel with the appropriate level of knowledge, experience and training in the accounting policies, practices or internal controls over financial reporting required of public companies in the United States. The development and implementation of the standards and controls necessary for us to achieve the level of accounting standards required of a public company in the United States may require costs greater than expected. It is possible that we will be required to expand our employee base and hire additional employees to support our operations as a public company which will increase our operating costs in future periods.

The unaudited pro forma condensed combined financial information incorporated by reference herein may not be indicative of what our actual financial position or results of operations would have been, nor is it indicative of our future consolidated results of operations or financial condition going forward.

The unaudited pro forma condensed consolidated combined financial information incorporated by reference herein is presented for illustrative purposes only and is not necessarily indicative of what our actual financial position or results of operations would have been had the Business Combination been completed on the dates indicated, nor is it indicative of our future consolidated results of operations or financial condition going forward.

Risks Related to the Ownership of Our Securities

Stephen S. Burns has significant influence over us and the concentration of ownership among our current executive officers, directors and their affiliates may prevent new investors from influencing significant corporate decisions.

As of December 16, 2020, Stephen S. Burns beneficially owned Class A common stock representing approximately 28% of our outstanding voting power. As long as Mr. Burns owns or controls a significant percentage of our outstanding voting power, he will have the ability to influence certain corporate actions requiring stockholder approval.

As of December 16, 2020, our directors and executive officers as a group beneficially owned approximately 32% of our outstanding Class A common stock. As a result, these stockholders will be able to exercise a significant level of control over all matters requiring stockholder approval, including the election of directors, any amendment of our Charter and the approval of significant corporate transactions. This control could have the effect of delaying or preventing a change of control or changes in management and will make the approval of certain transactions difficult or impossible without the support of these significant stockholders.

Sales of a substantial number of shares of our securities in the public market could cause the market price of our Class A common stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of Class A common stock in the public market could occur at any time, including sales pursuant to this prospectus. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Class A common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our Class A common stock.

As of December 16, 2020, we had outstanding 164,948,923 shares of our Class A common stock and warrants to purchase 16,049,489 shares of our Class A common stock. A substantial portion of our outstanding shares of Class A common stock were recently registered for resale pursuant to an effective registration statement on Form S-1 and can now be sold into the market in accordance with such registration statement. In addition, the issuance of shares of our Class A common stock upon exercise of most of our outstanding warrants was registered pursuant to such registration statement, and such shares could also be sold into the market upon exercise. On December 16, 2020, we issued Redemption Notice with respect to the approximately 9.33 million public warrants that were issued as part of the units sold in DiamondPeak’s initial public offering. As a result, holders of such warrants may be more likely to exercise and sell the underlying shares prior to the Redemption Date. In addition, an aggregate of 18,373,359 shares of Class A common stock are subject to outstanding awards or available for future issuance under our equity plans.

Sales, or the potential sales, of substantial numbers of shares in the public market could increase the volatility of the market price of our Class A common stock or adversely affect the market price of our Class A common stock. To the extent warrants and outstanding stock options are exercised, additional shares of our Class A common stock will be issued, which will result in dilution to the holders of our Class A common stock and increase the number of shares eligible for resale in the public market.

The Registration Rights and Lock-up Agreement (the “Registration Rights and Lock-up Agreement”) that we entered into effective as of the Closing of the Business Combination provides that certain of our securities held by the parties to such agreement are locked-up as follows: (i) any shares of Class A common stock held by the DiamondPeak’s sponsor (or its permitted transferees) will be locked-up until October 23, 2021, subject to certain exceptions based on the trading price of the Class A common stock described below, (ii) any shares of Class A common stock held by GM, Workhorse Group or Brown Gibbons Lang & Company (which shares account for approximately 14.2% of the Class A common stock outstanding, assuming the full exercise of all outstanding warrants as of December 16, 2020) will be locked-up until April 23, 2021 and (iii) any shares of Class A common stock held by Stephen S. Burns will be locked-up until October 23, 2021, and 50% of such shares will continue to be locked-up until October 23, 2022. These lock-up restrictions provided in the Registration Rights and Lock-up Agreement do not apply to DiamondPeak’s anchor investor, which will remain subject to the lock-up provisions set forth in the subscription agreements, which it entered into with DiamondPeak in connection with its investment, and provide that its Class A common stock received upon conversion of its Class B common stock will be locked-up until the earlier of (A) October 23, 2021 or (B) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property.

In addition, each of DiamondPeak’s sponsor (and its permitted transferees) and the anchor investor may transfer shares of Class A common stock owned by them if the volume weighted average share price of Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and similar transactions) for at least 20 out of 30 consecutive trading days and such 30 consecutive trading days fall after March 22, 2021.

Because we have no current plans to pay cash dividends on our Class A common stock for the foreseeable future, you may not receive any return on investment unless you sell your Class A common stock for a price greater than that which you paid for it.

We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay any cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that our board of directors may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we incur. As a result, you may not receive any return on an investment in our Class A common stock unless you sell our Class A common stock for a price greater than that which you paid for it.

Our stock price is volatile, and you may not be able to sell shares of our Class A common stock at or above the price you paid.

The trading price of our Class A common stock is volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. These factors include:

•	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

•	changes in the market’s expectations about our operating results;

•	success of our competitors;

•	our operating results failing to meet the expectation of securities analysts or investors in a particular period;

•	changes in financial estimates and recommendations by securities analysts concerning us or the industries in which we operate in general;

•	stock price performance of other companies that investors deem comparable to us;

•	our ability to complete the engineering of the Endurance, start production and bring it to market on the expected timeline and budget;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, collaborations or capital commitments;

•	our focus on long-term goals over short-term results;

•	the timing and magnitude of our investments in the growth of our business;

•	disputes or other developments related to our intellectual property or other proprietary rights, including litigation;

•	changes in laws and regulations affecting our business;

•	commencement of, or involvement in, litigation;

•	changes in our capital structure, including future issuances of securities or the incurrence of debt;

•	the volume of shares of our Class A common stock available for public sale;

•	major changes in our board of directors or management;

•	sales of substantial amounts of Class A common stock by our directors, executive officers or significant stockholders or the perception that such sales could occur; and

•	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. Trading of stock on a national securities exchange has experienced and is expected to continue to experience price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to us could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against such company. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.

We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including, but not limited to, (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. As a result, our stockholders may not have access to certain information they deem important.

In addition, Section 107 of the JOBS Act provides that we, as an emerging growth company, can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can, therefore, delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year (A) following March 4, 2024, the fifth anniversary of the Initial Public Offering, (B) in which we have total annual gross revenue of at least $1.07 billion or (C) in which we are deemed to be a large accelerated filer, which means the market value of our Class A common stock that is held by non-affiliates exceeds $700.0 million as measured on the last business day of our most recently completed second fiscal quarter, or (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We expect to remain an emerging growth company at least through the end of the 2020 fiscal year, and that we could be subject to the additional requirements associated with being deemed a large accelerated filer as early as of the end of the 2021 fiscal year.

We cannot predict if investors will find our Class A common stock less attractive because we will rely on these exemptions. If some investors find our Class A common stock less attractive as a result, there may be a less active trading market for our Class A common stock and our stock price may be more volatile.

Failure to timely implement and maintain adequate financial, information technology and management processes and controls and procedures could result in material weaknesses which could lead to errors in our financial reporting and adversely affect our business.

We are subject to the SEC’s internal control over financial reporting requirements and will become subject to the auditor attestation requirements in the year in which we are deemed to be a large accelerated filer, which would occur once the market value of our Class A common stock held by non-affiliates exceeds $700.0 million as of the end of the prior fiscal year’s second fiscal quarter, or once we otherwise lose our “emerging growth company” status. As a result, we expect that our independent registered public accounting firm will be required to formally attest to the effectiveness of our internal controls over financial reporting commencing as early as our Annual Report on Form 10-K for the year ending December 31, 2021. We may not be able to complete our evaluation, testing and any required remediation in a timely fashion, which may subject us to adverse regulatory consequences and could harm investor confidence and the market price of our securities. In addition, our current controls and any new controls that we develop may become inadequate because of their poor design or due to changes in our business, including increased complexity resulting from any international expansion. Any failure to implement and maintain effective internal controls over financial reporting could adversely affect the results of assessments by our independent registered public accounting firm and its attestation reports.

If we are unable to certify the effectiveness of our internal controls, or if our internal controls have a material weakness, we may not detect errors timely, our financial statements could be misstated and we could be subject to regulatory scrutiny and a loss of confidence by stakeholders, which could harm our business and adversely affect the market price of our Class A common stock.

There can be no assurance that we will be able to comply with the continued listing standards of Nasdaq.

Our Class A common stock is currently listed on Nasdaq. Our continued eligibility for listing may depend on, among other things, compliance with minimum price and corporate governance requirements. If Nasdaq delists our Class A common stock from trading on its exchange for failure to meet the Nasdaq listing standards, we and our stockholders could face significant material adverse consequences including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•	a determination that our Class A common stock is a “penny stock,” which will require brokers trading in our Class A common stock to adhere to more stringent rules and could possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our Class A common stock is currently listed on Nasdaq, they are covered securities. Although states are preempted from regulating the sale of our securities, the federal statute does allow states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they change their recommendations regarding our Class A common stock adversely, the price and trading volume of our Class A common stock could decline.

The trading market for our Class A common stock is influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. If any of the analysts who cover us change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our Class A common stock would likely decline. If any analyst who covers us were to cease its coverage or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

Provisions in our Charter may prevent or delay an acquisition of us, which could decrease the trading price of our Class A common stock, or otherwise may make it more difficult for certain provisions of the Charter to be amended.

The Charter contains provisions that are intended to deter coercive takeover practices and inadequate takeover bids and to encourage prospective acquirers to negotiate with our board of directors rather than to attempt a hostile takeover. These provisions include:

•	a board of directors that is divided into three classes with staggered terms;

•	the right of our board of directors to issue preferred stock without stockholder approval;

•	restrictions on the right of stockholders to remove directors without cause; and

•	restrictions on the right of stockholders to call special meetings of stockholders.

These provisions apply even if the offer may be considered beneficial by some stockholders and could delay or prevent an acquisition that our board of directors determines is not in our and our stockholders’ best interests.

Our Charter designates state courts within the State of Delaware as the exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or agents.

The Charter provides that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, a state court located within the State of Delaware (or, if no court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for any internal or intra-corporate claim or any action asserting a claim governed by the internal affairs doctrine as defined by the laws of the State of Delaware, including, but not limited to (i) any derivative action or proceeding brought on behalf of us; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees or stockholders to us or our stockholders; or (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the Charter or the Bylaws (in each case, as they may be amended from time to time), or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware.

In addition, the Charter provides that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district court for the District of Delaware (or, if such court does not have jurisdiction over such action, any other federal district court of the United States) shall be the sole and exclusive forum for any action asserting a cause of action arising under the Securities Act or any rule or regulation promulgated thereunder (in each case, as amended), provided, however, that if the foregoing provisions are, or the application of such provisions to any person or entity or any circumstance is, illegal, invalid or unenforceable, the sole and exclusive forum for any action asserting a cause of action arising under the Securities Act or any rule or regulation promulgated thereunder (in each case, as amended) shall be the Court of Chancery of the State of Delaware.

The Charter provides that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any rule or regulation promulgated thereunder (in each case, as amended), or any other claim over which the federal courts have exclusive jurisdiction.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder. Alternatively, if a court were to find the choice of forum provision contained in our Charter to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

We may issue shares of preferred stock or additional shares of Class A common stock, including under an employee incentive plan, which would dilute the interest of our stockholders.

Our Charter provides for 312,000,000 authorized shares of capital stock, consisting of (i) 300,000,000 shares of Class A common stock and (ii) 12,000,000 shares of preferred stock. In addition, as of December 16, 2020, an aggregate of 18,373,359 shares of Class A common stock are subject to outstanding awards or available for future issuance under the 2020 Plan.

We may issue a substantial number of shares of preferred stock and/or additional shares of Class A common stock, including under an employee incentive plan. The issuance of preferred stock or additional Class A common stock:

•	may significantly dilute the equity interest of our then-current stockholders;

•	may subordinate the rights of holders of shares of Class A common stock if one or more classes of preferred stock are created, and such preferred shares are issued, with rights senior to those afforded to our Class A common stock;

•	could cause a change in control if a substantial number of shares of Class A common stock are issued, which may affect, among other things, our ability to use our net operating loss carryforwards, if any, and could result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market price for our Class A common stock.

USE OF PROCEEDS

All of the Class A common stock offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their respective accounts. We will not receive any proceeds from the sale of our securities by the Selling Stockholders pursuant to this prospectus.

DETERMINATION OF OFFERING PRICE

We cannot currently determine the price or prices at which shares of our Class A common stock may be sold by the Selling Stockholders under this prospectus.

SELLING STOCKHOLDERS

The Selling Stockholders are certain of our executive officers and directors, each of whom may deemed to be our “affiliate”, as that term is defined in Rule 405 under the Securities Act, that hold options previously granted by Legacy Lordstown under its 2019 Incentive Compensation Plan, as assumed by the Company in the Business Combination. The Selling Stockholders may acquire the shares of Class A common stock that may be offered under this prospectus upon the exercise of those options.

The following table sets forth certain information as of December 16, 2020, regarding the beneficial ownership of the Selling Stockholders of our Class A common stock and the shares of Class A common stock that may be offered by the Selling Stockholders under this prospectus. The applicable percentage ownership of the securities being offered hereby is based on approximately 164,948,923 shares of Class A common stock outstanding as of December 16, 2020. Information with respect to shares of Class A common stock owned beneficially after the offering assumes the sale of all of the shares of Class A common stock offered and no other purchases or sales of our securities. The Selling Stockholder may offer and sell some, all or none of their shares of Class A common stock.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes to the table below, we believe, based on the information furnished to us, that the Selling Securityholders have sole voting and investment power with respect to all shares of Class A common stock.

Name of Selling Securityholder	Shares Beneficially Owned Prior to Offering	Shares Being Offered	Shares Beneficially Owned After Completion of this Offering, Assuming the Sale of All Shares Offered	Percentage of Outstanding Shares Beneficially Owned After Completion of Offering, Assuming the Sale of All Shares Offered
Shane Brown (1)	18,608	55,881	0	-
Thomas V. Canepa (2)	538,752	784,089	13,970	*
Caimin Flannery (3)	524,782	784,089	0	-
Darren Post (4)	74,490	223,526	0	-
Jane Reiss (5)	83,822	139,704	0	-
Julio Rodriguez (6)	568,162	784,089	43,380	*
Phil Richard Schmidt (7)	545,660	784,089	72,778	*
Dale Spencer (8)	83,822	139,704	0	-
Chuan D. Vo (9)	175,207	223,526	199,017	*

*            Represents beneficial ownership of less than 1%.

(1)	Shares beneficially owned prior to offering includes 18,608 shares of Class A common stock underlying options that are exercisable within 60 days of the date of this prospectus. Shane Brown is our Chief Production Officer.

(2)	Shares beneficially owned prior to offering includes 524,782 shares of Class A common stock underlying options that are exercisable within 60 days of the date of this prospectus. Thomas V. Canepa is our General Counsel and Corporate Secretary.

(3)	Shares beneficially owned prior to offering includes 524,782 shares of Class A common stock underlying options that are exercisable within 60 days of the date of this prospectus. Caimin Flannery is our Vice President of Business Development.

(4)	Shares beneficially owned prior to offering includes 74,490 shares of Class A common stock underlying options that are exercisable within 60 days of the date of this prospectus. Darren Post is our Vice President of Engineering.

(5)	Shares beneficially owned prior to offering includes 83,822 shares of Class A common stock underlying options that are exercisable within 60 days of the date of this prospectus. Jane Reiss serves as a director and is a member of our audit committee.

(6)	Shares beneficially owned prior to offering includes 524,782 shares of Class A common stock underlying options that are exercisable within 60 days of the date of this prospectus. Julio Rodriguez is our Chief Financial Officer.

(7)	Shares beneficially owned prior to offering includes 524,782 shares of Class A common stock underlying options that are exercisable within 60 days of the date of this prospectus. Phil Richard (Rich) Schmidt is our President.

(8)	Shares beneficially owned prior to offering includes 83,822 shares of Class A common stock underlying options that are exercisable within 60 days of the date of this prospectus. Dale Spencer serves as a director and is a member of our compensation committee.

(9)	Shares beneficially owned prior to offering includes 74,490 shares of Class A common stock underlying options that are exercisable within 60 days of the date of this prospectus. Chuan D. (John) Vo is our Vice President of Propulsion.

PLAN OF DISTRIBUTION

The shares of Class A common stock beneficially owned by the Selling Stockholders covered by this prospectus may be offered and sold from time to time by the Selling Stockholders. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The inclusion of such shares herein does not necessarily represent a present intention to sell any or all such shares of Class A common stock.

The Selling Stockholders may sell their shares of Class A common stock by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the Nasdaq Stock Market;

•	through trading plans entered into by a Selling Stockholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	to or through underwriters or broker-dealers;

•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

The amount of securities to be offered or resold under this reoffer prospectus by each Selling Stockholder or other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three month period, the amount specified in Rule 144(e) under the Securities Act. In addition, any securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

In effecting sales, broker-dealers or agents engaged by the Selling Stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Stockholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the Selling Stockholders and any broker-dealers who execute sales for the Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Stockholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

LEGAL MATTERS

The validity of any securities offered by this prospectus will be passed upon for us by Baker & Hostetler LLP.

EXPERTS

The financial statements as of December 31, 2019, and for the period beginning April 30, 2019 and ended December 31, 2019, of Legacy Lordstown incorporated by reference into this prospectus and registration statement have been audited by Clark, Schaefer, Hackett & Co., an independent registered public accounting firm, as set forth in their report incorporated by reference herein, and are incorporated in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements as of December 31, 2019 and 2018, and for the year ended December 31, 2019 and the period from November 13, 2018 (inception) through December 31, 2018, of DiamondPeak incorporated by reference into this prospectus and registration statement have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm (“Withum”), as set forth in their report incorporated by reference herein (which report contains an explanatory paragraph regarding the ability of DiamondPeak to continue as a going concern), and are incorporated in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019;

(b)	the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020;

(c)	the Company’s Current Reports on Form 8-K filed on August 3, 2020, September 18, 2020, October 8, 2020, October 22, 2020, October 29, 2020 (as amended by Form 8-K/As filed on October 29, 2020 and November 16, 2020) and December 16, 2020 (in each case excluding “furnished” and not “filed” information); and

(d)	the description of the Class A common stock contained in the Company Registration Statement on Form 8-A, as filed with the SEC on February 26, 2019, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the registration statement of which this prospectus forms a part which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this prospectus and to be a part hereof from the date of the filing of such documents, except that information furnished to the SEC under Item 2.02 or Item 7.01 in Current Reports on Form 8-K and any exhibit relating to such information, shall not be deemed to be incorporated by reference in this prospectus.

For purposes of this prospectus, any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any and all of the documents which are incorporated by reference in this prospectus but not delivered with this prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). You may request a copy of these documents by writing or telephoning us at: 2300 Hallock Young Road, Lordstown, Ohio 44481, or (234) 285-4001.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus, over the Internet at the SEC’s website at http://www.sec.gov.

Our website address is www.lordstownmotors.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

Up to 3,918,697 Shares of Class A Common Stock

REOFFER PROSPECTUS

December 28, 2020

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019;
(b)	the Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020;
(c)	the Registrant’s Current Reports on Form 8-K filed on August 3, 2020, September 18, 2020, October 8, 2020, October 22, 2020, October 29, 2020 (as amended by Form 8-K/As filed on October 29, 2020 and November 16, 2020) and December 16, 2020 (in each case excluding “furnished” and not “filed” information); and
(d)	the description of the Registrant’s Class A common stock contained in the Registrant’s Registration Statement on Form 8-A, as filed with the SEC on February 26, 2019, including any amendment or report filed for the purpose of updating such description.

All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

Additionally, our Charter eliminates our directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any transaction from which the director derives an improper personal benefit;
•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	for any unlawful payment of dividends or redemption of shares; or
•	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action eliminating or further limiting the personal liability of directors, then the liability of the Registrant’s directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

In addition, we have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or as a director or officer of any other company or enterprise to which the person provides services at our request.

We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the SEC on October 29, 2020)

4.2	Amended and Restated Bylaws (incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the SEC on October 29, 2020)

4.3	2020 Equity Incentive Plan (incorporated by reference to the Registrant’s proxy statement, filed with the SEC on October 8, 2020)

4.4	Legacy Lordstown 2019 Incentive Compensation Plan, as amended by Amendment No. 1, effective February 14, 2020 (including the form of option award agreement thereunder and the terms and conditions that govern the option award agreements) (incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the SEC on October 29, 2020)

5.1	Opinion of Baker & Hostetler LLP.

23.1	Consent of Baker & Hostetler LLP (included in Exhibit 5.1)

23.2	Consent of WithumSmith+Brown, PC, independent registered accounting firm of DiamondPeak Holdings Corp.

23.3	Consent of Clark, Schaefer, Hackett & Co., independent registered accounting firm of Lordstown EV Corporation (f/k/a Lordstown Motors Corp.)

24.1	Power of Attorney (included on the signature page)

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lordstown, State of Ohio on the 28th day of December, 2020.

LORDSTOWN MOTORS CORP.

/s/ Stephen S. Burns

Name:	Stephen S. Burns
Title:	Chief Executive Officer and Chairman

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Stephen S. Burns and Thomas V. Canepa, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Stephen S. Burns	Chief Executive Officer and Chairman
Stephen S. Burns	(Principal Executive Officer)	December 28, 2020

/s/ Julio Rodriguez	Chief Financial Officer
Julio Rodriguez	(Principal Financial Officer and Principal Accounting Officer)	December 28, 2020

/s/ David T. Hamamoto	Director
David T. Hamamoto		December 28, 2020

/s/ Keith Feldman	Director
Keith Feldman		December 28, 2020

/s/ Jane Reiss	Director
Jane Reiss		December 28, 2020

/s/ Dale Spencer	Director
Dale Spencer		December 28, 2020

/s/ Michael Gates	Director
Michael Gates		December 28, 2020

/s/ Mick Kowitz	Director
Mick Kowitz		December 28, 2020

/s/ Angela Strand	Director
Angela Strand		December 28, 2020

/s/ Martin J. Rucidlo	Director
Martin J. Rucidlo		December 28, 2020